                                                                     EXHIBIT 4.7

                         SUBSIDIARY GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT, dated as of June 7, 2002 (the "Guaranty Agreement"), is made by each of the undersigned (each a "Guarantor" and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to paragraph 12, the "Guarantors") in favor of the holders from time to time of the Notes described below (the "Noteholders").

     WHEREAS, Inergy Propane, LLC, a Delaware limited liability company (the "Company"), and the Purchasers named on the Purchaser Schedule thereto (collectively, the "Purchasers") have entered into a Note Purchase Agreement dated as of even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Note Agreement"; capitalized terms used and otherwise not defined herein have the definitions set forth in the Note Agreement) pursuant to which the Company has issued and sold to the Purchasers (i) $35,000,000 aggregate principal amount of its 8.85% Senior Secured Notes, Series A, due June 7, 2007 (the "Series A Notes"), (ii) $25,000,000 aggregate principal amount of its 9.10% Senior Secured Notes, Series B, due June 6, 2008 (the "Series B Notes"), and (iii) $25,000,000 aggregate principal amount of its 9.34% Senior Secured Notes, Series C, due June 5, 2009 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, collectively, the "Notes"; which term shall include any notes issued in substitution or exchange for any of the foregoing pursuant to the terms of the Note Agreement); and

     WHEREAS, it is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect;

     NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to the Noteholders as follows:

1. THE GUARANTY. Each Guarantor hereby irrevocably and unconditionally guarantees to each Noteholder the due and punctual payment in full of (i) the principal of, Make-Whole Amount, if any, and interest on (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Note Agreement, the Notes or any other Note Document (all such obligations described in clauses (i) and (ii) above are herein called the "Guaranteed Obligations"). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the Noteholders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Note Agreement. Each default in payment of principal of, Make-Whole Amount, if any, or interest on any Note shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor hereby agrees that the Notes issued in connection with the Note Agreement may make reference to this Guaranty Agreement.

     Each Guarantor hereby agrees to pay and to indemnify and save each Noteholder harmless from and against any damage, loss, cost or expense (including attorneys' fees) which such Noteholder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other Note Document, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other Note Document.

     Notwithstanding the foregoing or any other provisions of this Guaranty Agreement, it is agreed and understood that no Guarantor shall be required to pay hereunder at any time more than the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the sum of the Maximum Guaranteed Amount plus the aggregate maximum amount of all obligations of all other Guarantors, without affecting or impairing the obligation of such Guarantor. "Maximum Guaranteed Amount" means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor's liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

2. OBLIGATIONS ABSOLUTE. The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes, of the Note Agreement or of the other Note Documents, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any Noteholder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification of or supplement to the Note Agreement, the Notes, or any other Note Document (except that the obligations of each Guarantor hereunder shall apply to the Note Agreement, the Notes or such other Note Document as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Note Agreement or any other Note Document; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other entity or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor covenants that its obligations hereunder will not be discharged except by payment and performance in full of all of the Guaranteed Obligations.

3. WAIVER. Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Company in the payment of any amounts due under the Notes, the Note Agreement or the other Note Documents, and of any of the matters referred to in paragraph 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of each Noteholder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company; (c) any right to the enforcement, assertion or exercise by any Noteholder of any right, power or remedy conferred in this Guaranty Agreement, the Note Agreement, the Notes or the other Note Documents; (d) any requirement or diligence on the part of any Noteholder; and (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or which might otherwise operate as a discharge of such Guarantor.

4. OBLIGATIONS UNIMPAIRED. Each Guarantor authorizes the Noteholders, without notice or demand to such Guarantor and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (b) to take and hold security for the payment of the Notes, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security; (c) to apply any such security and to direct the order or manner of sale thereof as the Noteholders in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Company and others; and (f) to apply any sums, by

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

     whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and any other Guaranteed Obligations hereunder. Each Guarantor waives any right to require the Noteholders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other person or to pursue any other remedy available to such Noteholders.

5. SUBROGATION. Each Guarantor will not (a) exercise, and hereby subordinates to the rights of the Noteholders, any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or (b) accept any payment on account of such subrogation rights, or any rights of reimbursement, indemnity, exoneration or contribution, any right to participate in any claim or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the obligations, undertakings or conditions to be performed or observed by the Company pursuant to the Notes, the Note Agreement and the other Note Documents at the time of such Guarantor's exercise of any such right shall have been performed, observed or paid in full.

     For a period of one year after the payment in full of the Guaranteed Obligations, each Guarantor hereby waives (x) all rights of subrogation which it may at any time otherwise have as a result of this Guaranty Agreement (whether statutory or otherwise) to the claims of the Noteholders against the Company or any other guarantor of the Guaranteed Obligations (each referred to herein as the "Other Party") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty Agreement; (y) any right to enforce any other remedy which the Noteholders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations; and (z) all claims (as such term is defined in the Bankruptcy
     Code) it may at any time otherwise have against any Other Party arising from any transaction whatsoever, including without limitation its right to assert or enforce any such claims.

6. REINSTATEMENT OF GUARANTY. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Noteholder for principal, Make-Whole Amount, if any, or interest on the Notes or any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by such Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Noteholder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Noteholders had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount, if any, thereon and any other amounts guaranteed hereunder.

7. RANK OF GUARANTY. Each Guarantor agrees that its obligations under this Guaranty Agreement shall rank at least pari passu with all other senior obligations of such Guarantor now or hereafter existing and senior to all obligations owed by such Guarantor to any Affiliate of such Guarantor.

8.   REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

     Each Guarantor represents and warrants as follows:

          (a) Organization, Good Standing and Location. Such Guarantor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) duly qualified and authorized to do business and in good standing in every other jurisdiction where the nature of its business requires such qualification and (iii) has all requisite organizational power and authority, and all governmental licenses and permits, to own and operate its properties and to carry on its businesses as presently conducted. Such Guarantor has the requisite organizational power to enter into and perform its obligations under this Guaranty Agreement.

          (b) Approval and Enforceability of Guaranty Agreement. The execution, delivery and performance of this Guaranty Agreement have been duly authorized by all necessary organizational action on the part of such Guarantor. The Guaranty Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, subject to
     (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Applicability of Note Agreement Representations. The Noteholders shall be entitled to rely on any representation or warranty contained in
     Section 5 of the Note Agreement and applicable to such Guarantor as if such representation or warranty was made by such Guarantor herein.

9. NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and any such communication shall become effective when received, addressed in the following manner: (a) if to any

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

     Guarantor, to the address set forth on the signature page hereto or (b) if to any Noteholder, to the respective addresses set forth in the Purchaser Schedule to the Note Agreement or such other address specified by such Noteholder to the Guarantors in writing; provided, however, that any such addressee may change its address for communications by notice given as aforesaid to the other parties hereto.

10. CONSTRUCTION. The paragraph and subparagraph headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered paragraphs, unless otherwise indicated, are to paragraphs of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

11. SEVERABILITY. If any provision of this Guaranty Agreement, or the application thereof to any person or circumstances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Guaranty Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by applicable law.

12. SUCCESSORS; JOINDER. The terms and provisions of this Guaranty Agreement shall be binding upon and inure to the benefit of the Guarantors and the Noteholders from time to time and their respective permitted successors, transferees and assigns. It is agreed and understood that any Subsidiary of the Company or of any Guarantor may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Noteholders. Any such Person shall thereafter be a "Guarantor" for all purposes under this Guaranty Agreement.

13. ENTIRE AGREEMENT; AMENDMENT. This Guaranty Agreement expresses the entire understanding of the subject matter hereof; and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guaranty Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the party to be bound thereby.

14. TERM OF GUARANTY AGREEMENT. The Guaranty Agreement and all guarantees, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be indefeasibly paid or otherwise discharged in full.

15. SURVIVAL. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Guaranty Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Guaranty Agreement, regardless of any

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

     investigation made by the Noteholders or on their behalf.

16. FURTHER ASSURANCES. Each Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

17. GOVERNING LAW. THIS GUARANTY AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

18.  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

          (a) EACH GUARANTOR AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY AGREEMENT, THE NOTES, ANY OTHER NOTE DOCUMENT OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE NOTE DOCUMENTS, AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE NOTE DOCUMENTS, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE NOTEHOLDERS TO ENTER INTO THE NOTE AGREEMENT AND PURCHASE THE NOTES PURCHASED BY IT, THAT EACH NOTEHOLDER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE NOTE AGREEMENT AND PURCHASING THE NOTES PURCHASED BY IT, AND THAT EACH NOTEHOLDER WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE COMPANY AND THE GUARANTORS. EACH GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (b) Each Guarantor hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America and to the jurisdiction of the United States District Court for the Southern

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

     District of New York, for the purpose of any suit, action or other proceeding arising out of, or relating to, this Guaranty Agreement, any other Note Document, or the subject matter hereof or thereof, and each Guarantor hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceedings, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor hereby agrees that process may be served on Corporation Service Company, located at 80 State Street, Albany, NY 12207. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such parties if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed to such parties has herein provided in paragraph 9. During the term of this Guaranty Agreement, in the event Corporation Service Company shall not be able to accept service of process as aforesaid and if such Guarantor shall not maintain an office in New York City, such Guarantor shall, promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to all courts in and of New York City, and acceptable to the holders of the Notes, as such Guarantor's authorized agent to accept and acknowledge on such Guarantor's behalf service of any and all process which may be served in any such action, suit or proceeding. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 18 shall affect the right of any Noteholder to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against any Guarantor or its respective property in the courts of any other jurisdiction.

          Each Guarantor hereby agrees that the submission to jurisdiction referred to in this paragraph 18 shall not limit in any manner the rights of any of the Noteholders to take proceedings against such Guarantor in some other court of competent jurisdiction whether within or outside the United States.

            [Remainder of this page blank; signature page follows]

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.


                                    L & L TRANSPORTATION, LLC


                                    By: _____________________________
                                          John J. Sherman
                                          President

                                    INERGY TRANSPORTATION, LLC


                                    By: _____________________________
                                          John J. Sherman
                                          President

                                    INERGY SALES & SERVICE, INC.


                                    By: _____________________________
                                          John J. Sherman
                                          President and Secretary

Notice address for
all of the above Guarantors:

c/o Inergy Propane, LLC
1101 Walnut, Suite 1500
Kansas City, Missouri  64106

                     Signature Page to Guaranty Agreement

                                                                       EXHIBIT A
                                                                       ---------

                             GUARANTOR SUPPLEMENT

     THIS GUARANTOR SUPPLEMENT (this "Guarantor Supplement"), dated as of _______, 20__ is made by ________, a __________ (the "Additional Guarantor"), in
favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.

     WHEREAS, Inergy Propane, LLC, a Delaware limited liability company (the "Company"), and the Purchasers named on the Purchaser Schedule thereto (collectively, the "Purchasers") have entered into a Note Purchase Agreement dated as of June 7, 2002 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Note Agreement"; capitalized terms used and otherwise not defined herein have the definitions set forth in the Note Agreement), pursuant to which the Company has issued and sold to the Purchasers
(i) $35,000,000 aggregate principal amount of its 8.85% Senior Secured Notes, Series A, due June 7, 2007 (the "Series A Notes"), (ii) $25,000,000 aggregate principal amount of its 9.10% Senior Secured Notes, Series B, due June 6, 2008 (the "Series B Notes") and (iii) $25,000,000 aggregate principal amount of its 9.34% Senior Secured Notes, Series C, due June 5, 2009 (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, collectively, the "Notes"; which term shall include any notes issued in substitution or exchange for any of the foregoing pursuant to the terms of the Note Agreement); and

     WHEREAS, the Company is required pursuant to Section 9.8 of the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under that certain Guaranty Agreement dated as of June 7, 2002 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to paragraph 12 thereof, collectively, the "Guarantors") in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty Agreement");

     WHEREAS, the Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company's compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder;

     NOW THEREFORE, in order to induce, and in consideration of, the maintenance of the Note Agreement and to enable each Guarantor to comply with Section 9.8 thereof, the Additional Guarantor hereby covenants, represents and warrants to the holders from time to time of the Notes as follows:

     The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the

Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in paragraph 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) makes the representations and warranties set forth in paragraph 8 of the Guaranty Agreement, (c) accepts and agrees to perform and observe all of the covenants set forth therein, (d) waives the rights set forth in paragraph 3 of the Guaranty Agreement, and (e) waives the rights, makes the representations and warranties, submits to jurisdiction, and waives service of process as described in paragraph 18 of the Guaranty Agreement.

     Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

     The address for notices and other communications to be delivered to the Additional Guarantor pursuant to paragraph 9 of the Guaranty Agreement is set forth below.

     IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the day and year first above written.

                                             __________________________________,
                                             a_________________________________

                                             By: ______________________________
                                                 Name:
                                                 Title:

Address for Notices:

________________________
________________________
________________________
________________________

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